Independent Auditors' Report


The Board of Directors
Bank of Mecklenburg:


We have audited the accompanying consolidated balance sheets of Bank of Mecklenburg and subsidiary (the Bank) as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, included on pages 3 through 23 herein. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bank of Mecklenburg and subsidiary at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in note 2(c) to the consolidated financial statements, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994.

                                       /s/    KPMG Peat Marwick LLP


February 12, 1997

                       BANK OF MECKLENBURG AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 1996 and 1995


       Assets                                                                     1996                    1995
       ------                                                                     ----                    ----

Cash and due from banks                                                  $       6,108,977                5,457,236
Federal funds sold                                                               1,000,000                5,095,000
Available-for-sale securities (cost of $136,630,374 in
   1996 and $84,299,274 in 1995) (note 4)                                      136,489,504               84,594,887
Investment securities (market value of $1,000,000 in
   1996 and $13,215,749 in 1995) (note 5)                                        1,000,000               13,167,341
Loans (note 5)                                                                 113,855,519               80,822,982
   Less allowance for loan losses (note 6)                                      (1,174,940)                (973,000)
                                                                           ---------------         ----------------
              Loans, net                                                       112,680,579               79,849,982
                                                                           ---------------         ----------------
Accrued interest receivable                                                      1,597,291                1,330,689
Federal Home Loan Bank (FHLB) stock (note 8)                                     3,934,500                4,024,200
Premises and equipment, net (note 7)                                             6,245,541                5,599,988
Other assets                                                                     1,233,012                1,111,662
                                                                           ---------------         ----------------
                                                                         $     270,289,404              200,230,985
                                                                           ===============              ===========

       Liabilities and Shareholders' Equity
Deposits:
   Demand:
       Noninterest bearing                                               $      14,110,079               11,854,855
       Interest bearing                                                         56,537,418               40,000,412
   Savings                                                                       1,302,706                1,220,496
   Time, $100,000 or more                                                       43,285,840               30,500,602
   Other time                                                                   62,751,830               46,711,589
                                                                           ---------------         ----------------
              Total deposits                                                   177,987,873              130,287,954
FHLB advances (note 8)                                                          48,000,000               40,000,000
Other borrowed funds (note 8)                                                   23,018,060               10,291,730
Accrued interest payable                                                         1,991,166                1,665,487
Other liabilities                                                                  452,387                  522,996
                                                                           ---------------         ----------------
              Total liabilities                                                251,449,486              182,768,167
                                                                           ---------------              -----------

Shareholders' equity (notes 10 and 12):
   Common stock, $2 par value; authorized
      10,000,000 shares in 1996 and 1995; issued and outstanding
      2,118,445 shares in 1996 and 1995                                          4,236,890                4,236,890
   Additional paid-in capital                                                   10,888,830               10,888,830
   Retained earnings                                                             3,807,172                2,141,993
   Unrealized gain (loss) on available-for-sale securities                         (92,974)                 195,105
                                                                           ---------------         ----------------
              Total shareholders' equity                                        18,839,918               17,462,818
Commitments (notes 11 and 14)                                              ---------------         ----------------
                                                                         $     270,289,404              200,230,985
                                                                           ===============              ===========

See accompanying notes to consolidated financial statements.

                       BANK OF MECKLENBURG AND SUBSIDIARY
                        Consolidated Statements of Income
              For the years ended December 31, 1996, 1995 and 1994


                                                                   1996              1995                1994
                                                                   ----              ----                ----
Interest and dividend income:
   Interest and fees on loans                             $       8,453,531          6,372,126           4,632,258
   Interest on securities                                         8,151,853          4,749,266           2,748,263
   Interest on federal funds sold                                    73,886             53,170              93,060
   Other interest and dividend income                               413,819            309,318              88,157
                                                            ---------------     --------------     ---------------
       Total interest and dividend income                        17,093,089         11,483,880           7,561,738
                                                            ---------------     --------------     ---------------
Interest expense:
   Interest on deposits                                           8,239,310          5,623,360           3,178,347
   Interest on FHLB advances and other
     borrowed funds                                               3,472,648          1,505,890             573,812
                                                            ---------------     --------------     ---------------
       Total interest expense                                    11,711,958          7,129,250           3,752,159
                                                            ---------------     --------------     ---------------
       Net interest income                                        5,381,131          4,354,630           3,809,579
Provision for loan losses (note 5)                                  229,700             95,432              49,450
                                                            ---------------     --------------     ---------------
       Net interest income after provision
         for loan losses                                          5,151,431          4,259,198           3,760,129
                                                            ---------------     --------------     ---------------
Other operating income:
   Service charges, fees, and other income                          223,966            182,561             164,738
   Gain (loss) on sale of securities, net                         1,158,802            196,571             (66,630)
   Gain on sale of loans                                             25,529                 -                   -
                                                            ---------------     --------------     --------------
       Total other operating income                               1,408,297            379,132              98,108
                                                            ---------------     --------------     ---------------
Other operating expenses:
   Salaries and employee benefits (note 11)                       1,539,990          1,303,338           1,125,507
   Occupancy                                                        313,916            276,385             260,279
   Equipment                                                        204,004            236,735             210,534
   Advertising and business development                             291,761            286,351             134,335
   Professional services                                            330,487            224,476             142,332
   Investment advisory fees                                         197,837             20,000                  -
   Deposit and other insurance                                       79,262            177,233             230,256
   Other                                                            594,578            357,335             300,469
                                                            ---------------     --------------     ---------------
       Total other operating expenses                             3,551,835          2,881,853           2,403,712
                                                            ---------------     --------------     ---------------

Income before income taxes                                        3,007,893          1,756,477           1,454,525
Income tax expense (note 9)                                       1,088,500            500,000             452,800
                                                            ---------------     --------------     ---------------
       Net income                                         $       1,919,393          1,256,477           1,001,725
                                                            ===============     ==============     ===============

Per share amounts                                         $            .91               .59                 .48
                                                            ==============      ============       =============

Weighted average shares outstanding                               2,118,445          2,116,849           2,078,500
                                                            ===============     ==============     ===============

See accompanying notes to consolidated financial statements.

                       BANK OF MECKLENBURG AND SUBSIDIARY

                 Consolidated Statements of Shareholders' Equity

              For the years ended December 31, 1996, 1995 and 1994

                                                                                                      Unrealized
                                                             Additional                             Gain (loss) on         Total
                                               Common          Paid-in             Retained         Available-for-     Shareholders'
                                                Stock          Capital             Earnings         Sale Securities        Equity


         December 31, 1993              $     4,126,178         10,587,236            342,291                 -          15,055,705

         Effect of change in
             accounting principle                    -                  -                  -             (23,746)           (23,746)

         Proceeds from stock
             options exercised                  103,530            281,099                 -                  -             384,629

         Net income                                  -                  -           1,001,725                 -           1,001,725

         Cash dividends
             ($.096 per share)                       -                  -            (200,664)                -            (200,664)

         Change in unrealized
             gain (loss) on securities
             available -for-sale,
             net of tax                              -                  -                  -          (1,636,687)        (1,636,687)
                                          -------------     --------------      -------------     --------------     --------------

         December 31, 1994                    4,229,708         10,868,335          1,143,352         (1,660,433)        14,580,962

         Cash paid in lieu of
             fractional shares                       -                  -              (3,731)                -              (3,731)

         Proceeds from stock
             options exercised                    7,182             20,495                 -                  -              27,677

         Net income                                  -                  -           1,256,477                 -           1,256,477

         Cash dividends
             ($.12 per share)                        -                  -            (254,105)                -            (254,105)

         Change in unrealized
             gain (loss) on securities
             available-for-sale,
             net of tax                              -                  -                  -           1,855,538          1,855,538
                                          -------------     --------------      -------------     --------------     --------------

         December 31, 1995                    4,236,890         10,888,830          2,141,993            195,105         17,462,818

         Net income                                  -                  -           1,919,393                 -           1,919,393

         Cash dividends
             ($.12 per share)                        -                  -            (254,214)                -            (254,214)

         Change in unrealized
             gain (loss) on securities
             available-for-sale,
             net of tax                              -                  -                  -            (288,079)          (288,079)
                                          -------------     --------------      -------------     --------------     --------------

         December 31, 1996              $     4,236,890         10,888,830          3,807,172            (92,974)        18,839,918
                                          =============     ==============      =============     ==============     ==============


See accompanying notes to consolidated financial statements.

                       BANK OF MECKLENBURG AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
              For the years ended December 31, 1996, 1995 and 1994

                                                                         1996                 1995                1994
                                                                         ----                 ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                   $         1,919,393            1,256,477          1,001,725
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Provision for loan losses                                            229,700               95,432             49,450
       Premium amortization and discount accretion, net                     419,968               94,953            256,465
       (Gain) loss on sale of securities, net                            (1,158,802)            (196,571)            66,630
       Gain on sale loans                                                    25,529                   -                  -
       Depreciation and amortization                                        361,371              240,462            228,144
       Increase in accrued interest receivable                             (266,602)            (430,014)          (282,062)
       Increase in other assets                                             (65,446)             (82,936)           (40,914)
       Increase in accrued interest payable                                 104,299              963,697            201,504
       Increase in other liabilities                                         29,899               13,416             30,835
                                                                  -----------------    -----------------    ---------------
           Net cash provided by operating activities                      1,548,251            1,954,916          1,511,777
                                                                  -----------------    -----------------    ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of available-for-sale securities                          (336,609,613)        (115,374,997)       (40,737,882)
   Purchases of investment securities                                    (2,547,515)          (2,635,366)        (6,525,042)
   Maturities and issuer calls of available-for-sale
       securities                                                        18,226,987           21,651,988         10,995,712
   Sales of available-for-sale securities                               267,813,893           64,158,610          9,763,458
   Sales of investment securities                                        14,644,960                   -                  -
   Purchases of FHLB stock                                                 (729,900)          (3,018,100)        (1,008,100)
   Sales of FHLB stock                                                      819,600              282,600                 -
   Increase in loans, net                                               (36,023,307)         (21,683,213)        (3,971,963)
   Sales of loans                                                         3,052,439                   -                  -
   Purchase of branch and assumption of deposits, net
       of acquired cash equivalents                                      26,324,972                   -                  -
   Capital expenditures for premises and equipment, net                    (235,161)             (52,942)          (171,701)
                                                                  -----------------    -----------------    ---------------
           Net cash used in investing activities                        (45,202,645)         (56,671,420)       (31,655,518)
                                                                  -----------------    -----------------    ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                              19,799,019           29,175,224         10,381,516
   Proceeds from FHLB advances, net                                       8,000,000           30,000,000         10,000,000
   Net increase in other borrowed funds                                  12,726,330            1,551,007          4,636,818
   Cash paid in lieu of fractional shares                                        -                (3,731)                -
   Proceeds from stock options exercised                                         -                27,677            384,629
   Cash dividends                                                          (254,214)            (254,105)          (200,664)
                                                                  -----------------    -----------------    ---------------
           Net cash provided by financing activities                     40,271,135           60,496,072         25,202,299
                                                                  -----------------    -----------------    ---------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                     (3,443,259)           5,779,568         (4,941,442)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                           10,552,236            4,772,668          9,714,110
                                                                  -----------------    -----------------    ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                        $         7,108,977           10,552,236          4,772,668
                                                                  =================    =================    ===============
Supplemental disclosures of cash flow information: Cash paid during the year for:
       Interest                                                 $        11,386,279            6,165,553          3,550,655
       Income taxes                                                       1,178,060              502,000            375,537
Supplemental schedule of non-cash investing activities:
   Investment securities transferred to available-for-sale
       securities                                               $                -                    -          35,893,980
   Effect of change in accounting principle (net of tax
       effect of $12,233)                                                        -                    -              23,746
   Effect on shareholders'equity of an unrealized
       gain (loss) on securities available-for-sale
       (net of tax effect of $148,404 in 1996,
       $955,883 in 1995 and $843,142 in 1994)                              (288,079)           1,855,538         (1,636,687)

See accompanying notes to consolidated financial statements.

                       BANK OF MECKLENBURG AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        December 31, 1996, 1995 and 1994


(1)    Organization and Operations

       Bank of Mecklenburg was incorporated on September 8, 1988, and began operations on July 12, 1989. Bank of Mecklenburg is engaged in general commercial banking in Mecklenburg County, North Carolina and operates under the banking laws of North Carolina and the Rules and Regulations of the Federal Deposit Insurance Corporation.

       Mecklenburg Financial Services, Inc., a wholly-owned subsidiary of Bank of Mecklenburg, was incorporated on March 7, 1994 to provide investment and trust services through agreements with outside parties.

(2)    Summary of Significant Accounting Policies

       The following is a description of the significant accounting and reporting policies that Bank of Mecklenburg and subsidiary (the Bank) follow in preparing and presenting their consolidated financial statements.

       (a)    Principles of Consolidation and Reporting

              The accompanying consolidated financial statements include the accounts of Bank of Mecklenburg and its wholly owned subsidiary, Mecklenburg Financial Services, Inc. All significant intercompany balances have been eliminated.

              The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, as well as the amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

              Reclassifications of certain amounts in the 1995 and 1994 consolidated financial statements have been made to conform with the financial statement presentation for 1996. The reclassifications have no effect on net income or shareholders' equity as previously reported.

       (b)    Cash and Cash Equivalents

              Cash and cash equivalents include cash and due from banks and federal funds sold. Generally, cash and cash equivalents are considered to have maturities of three months or less.

       (c)    Securities

              In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. These investments are classified into three categories as follows:
              (1) debt securities that the entity has the positive intent and the ability to hold to

                                       7                         (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


       (c)    Securities (cont'd)

              maturity are classified as held to maturity and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and (3) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity (net of tax effect).

              The Bank adopted the provisions of SFAS No. 115 on January 1, 1994, with a substantial portion of the securities portfolio classified as available-for-sale.

              Gains and losses on securities are recognized at the time of sale based on the specific identification method, and premiums and discounts are amortized into interest income using the level yield method.

       (d)    Loans and Allowance for Loan Losses

              Loans are carried at their principal amount outstanding, net of any unamortized purchase premium or discount on those loans which were purchased. Interest income is recorded as earned on an accrual basis.

              The accrual of interest is generally discontinued on all loans that become 90 days past due as to principal or interest unless collection of both principal and interest is assured by way of collateralization, guarantees, or other security, and the loan is considered to be in the process of collection.

              The Bank uses the allowance method in providing for possible loan losses. The provision for loan losses is based upon management's estimate of the amount needed to maintain the allowance for loan losses at an adequate level to cover known and inherent risk of loss in the loan portfolio. In determining the provision amount, management gives consideration to economic conditions, the growth and composition of the loan portfolio, and the relationship of the allowance for loan losses to outstanding loans. While management uses the best information available to make evaluations, future adjustments may be necessary if economic and other conditions differ substantially from the assumptions used.

                                       8                         (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

              In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

              In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 prescribes the recognition criterion for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in troubled debt restructurings. When a loan is impaired, a creditor must measure impairment based on (1) the present value of the impaired loan's expected future cash flows discounted at the loan's original effective interest rate, (2) the observable market price of the impaired loan, or (3) the fair value of the collateral for a collateral-dependent loan. Any measurement losses are to be recognized through additions to the allowance for loan losses. SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and requires additional disclosure about how a creditor recognizes interest income related to impaired loans.

              Effective January 1, 1995, the Bank adopted SFAS No. 114 and 118. The Bank previously measured loan impairment in a manner generally comparable to the methods prescribed in SFAS No. 114. Accordingly, the adoption of the Standards required no increase to the allowance for loan losses and has had no impact on net income.

              Management considers loans to be impaired when based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to contractual terms of the loan agreement. Factors that influence management's judgments include, but are not limited to, loan payment pattern, source of repayment, and value of collateral. A loan would not be considered impaired if an insignificant delay in loan payment occurs and management expects to collect all amounts due. The major sources for identification of loans to be evaluated for impairment include past due and nonaccrual reports, internally generated lists of loans of certain risk grades, and regulatory reports of examination. Impaired loans are measured using either the discounted expected cash flow method or the value of collateral method. When the ultimate collectibility of an impaired loan principal is in doubt, wholly or partially, all cash receipts are applied to principal.

       (e)    Premises and Equipment

              Premises and equipment are stated at cost less accumulated depreciation. Expenditures for major renewals and betterments which extend the useful lives of premises and equipment are capitalized. Maintenance, repairs and minor improvements are expensed as incurred. Depreciation of buildings is computed on the straight-line method over 30 years. Depreciation of furniture and equipment is computed on the straight-line method over periods that approximate the estimated useful lives of the assets. Accelerated depreciation methods are used for tax purposes.

                                       9                         (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       (f)    Income Taxes

              The Bank computes its income taxes in accordance with the provisions of SFAS 109. Under SFAS 109, deferred tax liabilities are recognized on all taxable temporary differences (reversing differences where tax deductions initially exceed financial statement expense, or income is reported for financial statement purposes prior to being reported for tax purposes). In addition, deferred tax assets are recognized on all deductible temporary differences (reversing differences where financial statement expense initially exceeds tax deductions, or income is reported for tax purposes prior to being reported for financial statement purposes) and operating losses and tax credit carryforwards. Valuation allowances are established to reduce deferred tax assets if it is determined to be "more likely than not" that all or some portion of the potential deferred tax assets will not be realized. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (g)    Reduction in Stock Par Value, Stock Split and Income per Share

              During 1995, the Bank reduced the stated par value of the Bank's common stock from $5 per share to $2 per share, declared and distributed a five-for-four stock split and increased the Bank's authorized shares from 3,000,000 shares to 10,000,000 shares. All previously reported common stock and per share data have been restated to reflect the reduction in par value and stock split.

              Net income per share is computed by dividing consolidated net income by the weighted average number of shares of common stock outstanding during the year. The effect of common stock equivalent shares applicable to stock option plans has not been included in the calculation of net income per share because such effect is not materially dilutive.

       (h)    Interest Rate Swaps, Floors and Caps

              The Bank uses interest rate swaps, floors and caps for interest rate risk management. These instruments are designated as hedges of specific assets and liabilities when purchased. The net interest payable or receivable on swaps, caps, and floors is accrued and recognized as an adjustment to interest income or interest expense of the related asset or liability. Premiums paid for purchased caps and floors are amortized over the term of the floors and caps as a yield adjustment of the related asset or liability. Upon the early termination of swaps, floors and caps, the net proceeds received or paid, including premiums, are deferred and included in other assets or liabilities and amortized over the shorter of the remaining contract life or the maturity of the related asset or liability. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any related premium or change in fair value of the hedge instrument is recognized in earnings. If the hedge instrument is retained subsequent to the disposition or settlement of the underlying asset or liability, it will be redesignated to specific assets or liabilities and any change in fair value of the instrument recognized in earnings in connection with the previous disposition of the underlying asset or liability will be recorded as a purchase premium and amortized into interest income over the contract term as a yield adjustment of the related asset or liability.
                                       10                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       (i)    Other Accounting Changes

              Effective January 1, 1996, the Bank adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights," which requires that a mortgage banking enterprise recognize as separate assets the rights to service mortgage loans for others, however those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans, (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and the mortgage loans (without the mortgage servicing rights), the entire cost of purchasing or originating the loans should be allocated only to the mortgage loans without the mortgage servicing rights. Additionally, this Standard requires that a mortgage banking enterprise periodically assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. The impact of adoption of SFAS No. 122 on the financial statements was not material.

       (j)    Stock Options

              Effective January 1, 1996, the Bank adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which requires that the fair value of employee stock-based compensation plans be recorded as a component of compensation expense in the statement of income or the impact of such fair value on net income and earnings per share be disclosed on a pro forma basis in a footnote to financial statements in accordance with APB 25. The Bank will continue such accounting under the provisions of APB 25.

(3)    Branch Acquisition

       On December 8, 1995, the Bank signed a definitive agreement to purchase certain assets and assume deposit liabilities of a branch office from Essex Savings Bank. The agreement became effective March 15, 1996 at which time the Bank assumed approximately $28,100,000 in deposits including accrued interest thereon, acquired approximately $800,000 in assets consisting of cash on hand, installment loans and premises and equipment, and received approximately $26,200,000 in cash. Deposit base premium was approximately $1,100,000 and is being amortized straight-line over seven years.

(4)    Available-for-Sale Securities
       Available-for-sale securities held at December 31, 1996 and 1995 are summarized as follows:

                                                                     Gross              Gross                  Total
                                                Amortized          Unrealized        Unrealized                 Fair
                                                  Cost               Gains             Losses                   Value
       December 31, 1996:
       U.S. Government                   $        1,028,547               -                19,177             1,009,370
       U.S. Government agency                     7,463,589           47,402                2,216             7,508,775
       Mortgage-backed securities               123,781,733          490,590              215,212           124,057,111
       Equity securities                             63,648               -                    -                 63,648
       End-user derivatives                       4,292,857          473,348              915,605             3,850,600
                                           ----------------    -------------        -------------       ---------------

                                         $      136,630,374        1,011,340            1,152,210           136,489,504
                                           ================    =============        =============       ===============

                                       11                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                                                     Gross              Gross               Total
                                                Amortized         Unrealized         Unrealized             Fair
                                                  Cost               Gains             Losses               Value

       December 31, 1995:
       U.S. Government                     $      3,038,082               -                33,077          3,005,005
       U.S. Government agency                     1,844,421               -                 2,721          1,841,700
       Mortgage-backed securities                79,416,771          438,973              107,562         79,748,182
                                            ---------------    -------------        -------------    ---------------

                                          $      84,299,274          438,973              143,360         84,594,887
                                            ===============    =============        =============    ===============

       The following is a summary of the contractual maturities of available for sale securities at December 31, 1996:

                                                 Amortized Cost    Fair Value

       Due in one year or less                    $    422,205       420,024
       Due after one year through five years         3,097,759     3,206,524
       Due after five years through ten years        2,711,460     2,147,100
       Due after ten years                         130,335,302   130,652,208
       Equity securities                                63,648        63,648
                                                   -----------  ------------

                                                  $136,630,374   136,489,504
                                                   ===========  ============

       Proceeds from sales of available-for-sale securities during 1996 and 1995 were $267,813,893 and $64,158,610, respectively. Gross gains of $3,452,885 and $539,204 and gross losses of $2,224,067 and $342,633 were realized on sales of available-for-sale securities during 1996 and 1995, respectively. In addition in 1996, gross gains of $1,188,801 and gross losses of $682,049 were realized on terminations or marks to market of end-user derivatives in available-for-sale securities.

       Available-for-sale securities with an aggregate par value of $94,521,200 at December 31, 1996, were pledged to secure public deposits, FHLB advances and other borrowed funds.

       At December 31, 1996, shareholders' equity includes an after-tax amount of ($92,974) based on depreciation in available-for-sale securities of $140,870. At December 31, 1995, shareholders' equity includes an after-tax amount of $195,105 based on appreciation in available-for-sale securities of $295,613.

(5)    Investment Securities

       At December 31, 1996 the Bank held as investment securities a North Carolina Education Authority bond maturing in December, 2005, and which had an amortized cost and estimated fair value of $1,000,000.

       At December 31, 1995, investment securities were comprised of municipal bonds with an amortized cost of $13,167,341 and an estimated fair value of $13,215,749. Gross unrealized gains and losses related to these securities were $164,548 and $116,140, respectively.

                                       12                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       Investment securities with a carrying value of $14,714,976 were sold during March and April 1996, resulting in proceeds of $14,644,960. Gross gains of $155,888 and gross losses of $225,904 were realized on these sales of investment securities. In addition, gross gains of $700,250 were realized on terminations or marks to market of end-user derivatives designated to these assets. Management determined that the prevailing market conditions did not justify maintaining a held-to-maturity securities portfolio and, as a result, liquidated this entire portfolio. There were no sales of investment securities during 1995 or 1994.

       No investment securities were pledged to secure public deposits and other borrowed funds at December 31, 1996.

(6)    Loans and Allowance for Loan Losses

       Loans at December 31, 1996 and 1995 are summarized as follows:

                                         1996                  1995
                                         ----                  ----
          Commercial             $       39,167,187            26,544,972
          Real estate                    62,576,460            39,144,219
          Consumer                       11,567,890            14,541,221
          Other                             543,980               592,570
                                   ----------------       ---------------
                                 $      113,855,517            80,822,982
                                   ================       ===============

       Included in real estate loans were 1-4 family residential loans of approximately $9,370,000 at December 31, 1996.

       There were no nonaccrual loans or any loans considered impaired under SFAS No. 114 at December 31, 1996 and 1995.

       The following is a summary of the changes in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994:

                                                                        1996                1995             1994
                                                                        ----                ----             ----
                Beginning balance                                  $     973,000           900,000           857,000
                Provision for loan losses                                229,700            95,432            49,450

                Charge-offs                                              (28,852)          (36,884)           (7,197)
                Recoveries                                                 1,093            14,452               747
                                                                     -----------        ----------       -----------
                Net charge-offs                                          (27,759)          (22,432)           (6,450)
                                                                     -----------        ----------       -----------

                Ending balance                                     $   1,174,941           973,000           900,000
                                                                     ===========        ==========       ===========

       The following is a reconciliation of loans outstanding to executive officers, directors, and their affiliates for the year ended December 31, 1996:

              Balance at December 31, 1995              $     6,715,914
              New loans                                       1,872,741
              Principal repayments                           (2,421,060)
                                                          -------------

              Balance at December 31, 1996              $     6,167,595
                                                          =============
                                       13                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       At December 31, 1996, the Bank had preapproved but unused lines of credit totaling $2,694,502 to executive officers, directors, and their affiliates.

       Such loans and lines of credit are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. Such loans do not involve more than the normal risks of collectibility.

(7)    Premises and Equipment

       Premises and equipment are summarized as follows:

                                                                                 Accumulated              Net
                                                              Cost              Depreciation          Book Value

           December 31, 1996:
                Land                                    $      2,618,196                 -             2,618,196
                Building                                       3,720,782            666,285            3,054,497
                Furniture and equipment                        1,325,651            752,802              572,849
                                                          --------------        -----------       --------------

                                                        $      7,664,629          1,419,087            6,245,542
                                                          ==============        ===========       ==============

           December 31, 1995:
                Land                                    $      2,390,196                 -             2,390,196
                Building                                       3,204,565            552,813            2,651,752
                Furniture and equipment                        1,220,835            662,795              558,040
                                                          --------------        -----------       --------------

                                                        $      6,815,596          1,215,608            5,599,988
                                                          ==============        ===========       ==============

(8)    Liabilities

       Time deposits maturing in each of the five years subsequent to December 31, 1996 are as follows: 1997, $82,196,391; 1998, $20,257,568; 1999,
       $1,525,075; 2000, $1,962,671; and 2001, $95,965.

       FHLB adjustable rate advances and interest rates at December 31, 1996 consist of the following:

         Maturity Date     Interest Rate                                      December 31, 1996

       Demand              6.95% (based on daily Fed Funds rate)          $       8,000,000
       February 13, 1998   5.42% (based on 3 month LIBOR)                        30,000,000
       March 23, 1998      5.53% (based on 3 month LIBOR)                        10,000,000
                                                                                 ----------
                                                                          $      48,000,000
                                                                                 ==========

       The Bank is required to purchase and hold certain amounts of FHLB stock in order to obtain FHLB advances. No ready market exists for the FHLB stock and it has no quoted market value. This stock has a carrying value based on cost and is redeemable at $100 per share subject to certain limitations set by the FHLB.

                                       14                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       At December 31, 1996, all stock in the FHLB and certain available-for-sale securities were pledged as collateral to secure these advances.
       Other borrowed funds at December 31, 1996 and 1995 are summarized as follows:

                                                          Weighted Average                                         Maximum
                                      Balance as of       Interest Rate as        Average       Average        Outstanding at
                                       December 31         of December 31          Balance    Interest Rate    Any Month-End
-----------------------------------------------------------------------------------------------------------------------------
       1996:
       Repurchase
         agreements                $      22,676,297          5.05%        $       19,748,158   5.54%        $      28,230,808
       Federal funds
         purchased                                -                -                2,028,921   5.54%                9,745,000

       1995:
       Repurchase
         agreements                $       8,745,472          4.69%           $    7,584,029    5.01%        $       9,951,561
       Federal funds
         purchased                         1,155,000          5.75                 1,073,096    5.97%        $       6,125,000

       Other borrowed funds also included treasury tax and loan note option accounts of $341,761 and $391,258 at December 31, 1996 and 1995,
       respectively.

(9)    Income Taxes

       Income tax expense consists of the following:

                                                             1996                1995                 1994
                                                             ----                ----                 ----
              Current
                Federal                              $        985,500            499,000             325,000
                State                                         182,000             22,000              76,800
              Deferred                                        (79,000)           (21,000)             51,000
                                                       --------------        -----------         -----------

                    Total                            $      1,088,500            500,000             452,800
                                                       ==============        ===========         ===========

       Total income tax expense differed from the amounts computed by applying the applicable U.S. federal income tax rate as a result of the following:

                                                        1996                     1995                      1994
                                             ------------------------   -----------------------   ----------------------
                                               Amount     Percentage     Amount     Percentage     Amount      Percentage

       Tax at federal income tax rate      $     1,022,684     34.0%          597,202   34.0%        494,539     34.0%
       State taxes, net of federal
         benefit                                   120,120      4.0            14,520    0.8          50,688      3.5
       Tax-exempt interest income                  (68,716)    (2.3)         (185,689) (10.6)       (129,168)    (8.9)
       Non-deductible interest
         expense                                    13,085      0.4            34,478    2.0          17,150      1.2
       Other, net                                    1,327      0.1            39,489    2.3          19,591      1.3
                                            --------------      ---       -----------   ----     -----------     ----
                                           $     1,088,500     36.2%          500,000   28.5%        452,800     31.1%
                                            ==============     ====       ===========   ====     ===========     ====

                                       15                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       The source and tax effects of temporary differences that give rise to significant portions of the deferred tax assets (liabilities) at December 31, 1996 and 1995 are presented below:

                                                                                           1996          1995
                                                                                           ----          ----

              Deferred tax assets:
                  Loan loss reserves                                                $      416,678       328,596
                  Unrealized loss on available-for-sale
                      securities                                                            47,895            -
                  Other                                                                     25,327         2,438
                                                                                      ------------   ----------
                      Total gross deferred tax assets                                      489,900       331,034
                      Less valuation allowance                                                  -             -
                                                                                      ------------   -----------
                           Net deferred tax assets                                         489,900       331,034
                                                                                      ------------   -----------

              Deferred tax liabilities:
                  Depreciable basis of fixed assets                                       (368,460)     (337,731)
                  Unrealized gain on available-for-sale
                      securities                                                                -       (100,508)
                  Other                                                                     (5,545)       (4,303)
                                                                                      ------------   -----------
                      Total gross deferred tax liabilities                                (374,005)     (442,542)
                                                                                      ------------   -----------

                           Net deferred tax asset (liability)                       $      115,895      (111,508)
                                                                                      ============   ===========

       A portion of the change in the net deferred tax asset/liability relates to unrealized gains and losses on available-for-sale securities. The related current period deferred tax benefit of $148,403 has been recorded directly to shareholders' equity. The balance of the change in the net deferred tax asset/liability results from the current period deferred tax benefit of $79,000.

       The valuation allowance as of January 1, 1995 was $122,309. The net change in the valuation allowance during 1995 was a decrease of $122,309 and was recorded directly to shareholders' equity as an adjustment to unrealized gains and losses on available-for-sale securities. There was no valuation allowance at January 1, 1996 and no net change in the valuation allowance during 1996. It is management's opinion that realization of the deferred tax asset is more likely than not, based upon the Bank's history of taxable income and estimates of future taxable income

       The Bank's income tax return for 1993 and subsequent years are subject to review by the taxing authorities.

(10)   Common Stock

       On September 13, 1988, the Bank adopted a Non-Qualified Stock Option Plan (the "Plan") under which only directors are eligible to receive grants of options. During 1994, all outstanding options were exercised or forfeited with no options available for future grants.


                                       16                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       In April 1996, the Bank's shareholders approved the 1996 Director Stock Option Plan (the "1996 Plan") under which only directors are eligible to receive grants of options. In June 1996, each of twelve directors was granted options to purchase 15,000 shares of the Bank's common stock resulting in a total of 180,000 options granted. These options have an exercise price of $11.50 per share and are subject to a vesting schedule under which the options will become exercisable over a five-year period, with 20% of such options to become exercisable on each anniversary of the date of grant, beginning in June 1997. The options will expire if not exercised within ten years of the date of grant.

       The Bank has an Incentive Stock Option Plan (the "ISO Plan") under which options are periodically granted to executive officers and other employees at a price not less than 100% of the fair market value of the shares at the date of the grant. The ISO Plan provides that, unless otherwise modified by the Compensation Committee of the Board of Directors (the Committee), each option granted under the Plan shall become fully exercisable by the optionee five years from the date the option is granted. Pursuant to the terms of the ISO Plan, the Committee increased the exercise period to six years for all options granted subsequent to March 7, 1989. Shares subject to option vest at the rate of 20% for each year of continuous service for options granted prior to March 7, 1989, and 20% for each year of continuous service after the first full year of employment for options granted subsequent to March 7, 1989. If a recipient of options under the ISO Plan ceases to perform services for the Bank during the five-year vesting period, then that person may exercise the option only with respect to the vested portion of the shares subject to the option. All options expire ten years from the date of the grant.

       The following table reflects the status of the ISO Plan at December 31, 1996:

                                                                                     Shares
                                                                  Available        Subject to
                                                                 for Future        Outstanding          Option
                                                                   Grants            Options             Price

                   Balance at December 31, 1993                $    32,667            115,770        $ 7.04- 8.96
                   Options granted                                 (10,625)            10,625                8.40
                   Options exercised                                    -                  -                   -
                   Options forfeited                                 6,719             (6,719)         7.40- 8.96
                                                                 ---------         ----------       ---------------

                   Balance at December 31, 1994                     28,761            119,676        $ 7.04- 8.96
                   Options granted                                  (9,000)             9,000               10.75
                   Options exercised                                    -              (3,591)         7.04- 8.96
                   Options forfeited                                 9,530             (9,530)         7.40- 8.40
                                                                 ---------         -----------      -------------

                   Balance at December 31, 1995                     29,291            115,555        $ 7.04-10.75
                   Options granted                                 (12,500)            12,500         11.00-13.00
                   Options exercised                                    -                  -                   -
                   Options forfeited                                 2,500            (12,030)         7.40-10.75
                                                                 ---------         ----------      --------------
                   Balance at December 31, 1996                $    19,291            116,025        $ 7.04-13.00
                                                                 =========         ==========      ==============


       At December 31, 1996, 67,404 options under the ISO Plan were exercisable.

                                       17                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       The Bank has elected to follow APB No. 25 and related interpretations in accounting for its employee stock options as permitted under SFAS No.
       123. In accordance with APB No. 25, no compensation expense is recognized by the Bank when stock options are granted because the exercise price of the Bank's stock option equals the market price of the underlying stock on the date of grant. Had compensation cost for the Bank's stock option plans been determined consistent with SFAS No. 123, the dilutive effect on the Bank's net income would have been approximately $545,000 in 1996. The effect on net income in 1995 would not have been material.

       The average fair value of options granted in 1996 approximated $4.75. The fair value of the 1996 option grants is estimated on the date of the grants using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0.92%, expected volatility of 19.00%, risk-free interest rate of 6.20% and an expected average life of six years.

(11)   Employee Benefit Plan

       The Bank sponsors a 401(k) profit sharing plan available to substantially all employees. The provisions of the plan provide that participating employees may contribute up to 9% of their compensation. The Bank will match at 100% the employee's annual contribution up to 6% of their salary. The Bank's expense for its matching contributions in 1996, 1995 and 1994 amounted to approximately $49,905, $41,700 and $29,400, respectively.

(12)   Regulation and Regulatory Restrictions

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possible additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and others factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

       As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total-risk based, Tier I risk-based and Teir I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                       18                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


       The Bank's actual capital amounts and ratios are also presented in the table.

                                                                              Minimum required                Minimum required
                                                                           for Regulatory Capital             by Regulators to
                                                   Actual                     Adequacy Purposes               be Well Capitalized
                                             Amount         Ratio          Amount           Ratio          Amount            Ratio

       AS OF DECEMBER 31, 1996:
       Total Capital (to Risk
          Weighted Assets)             $    19,155,000       15.0%         10,210,000       >8.0%            12,763,000      >10.0%
                                                                                            -                                -
       Tier I Capital (to Risk
          Weighted Assets)                  17,980,000       14.1           5,105,000       >4.0              7,658,000       >6.0
                                                                                            -                                 -
       Tier I Capital (to Average
          Assets)                           17,980,000        7.2           9,963,000       >4.0             12,453,000       >5.0
                                                                                            -                                 -

       AS OF DECEMBER 31, 1995:
       Total Capital (to Risk
          Weighted Assets)                  18,241,000       16.8%          8,712,000       >8.0%            10,890,000      >10.0%
                                                                                            -                                -
       Tier I Capital (to Risk
          Weighted Assets)                  17,268,000       15.9           4,356,000       >4.0              6,534,000       >6.0
                                                                                            -                                 -
       Tier I Capital (to Average
          Assets)                           17,268,000       10.9           6,323,000       >4.0              7,903,000       >5.0
                                                                                            -                                 -

(13)   Fair Value of Financial Instruments

       In December 1991, the FASB issued SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 requires disclosures in financial statements of the fair value of all financial instruments, including assets and liabilities both on- and off-balance sheet, for which it is practicable to estimate such fair value. Fair value estimates, methods, and assumptions as of December 31, 1996 for the Bank are set forth below and are subject to the following limitations.

       Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

       Fair value estimates are based on existing on-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include deferred tax liabilities, and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered. For fair value estimates of off-balance sheet financial instruments, see Note 13.

       The Bank's fair value methods and assumptions are as follows:

       o Cash and due from banks, federal funds sold, accrued interest receivable and payable, and FHLB stock - the carrying value is a reasonable estimate of fair value.

                                       19                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


       o Available-for-sale securities and investment securities - fair value is based on available quoted market prices or quoted market prices for similar securities if a quoted market price is not available.

       o Loans - fair value for fixed and adjustable rate loans is estimated based upon discounted future cash flows using discounted rates comparable to rates currently offered for such loans.

       o Deposits - fair value of time deposits is estimated using rates currently offered for deposits of similar maturities. The fair value of all other deposit account types is the amount payable on demand at year-end.

       o FHLB advances and other borrowed funds - the carrying value is a reasonable estimate of fair value based on the borrowings being adjustable rate or having short maturities.

       Based on the limitations, methods, and assumptions noted above, the estimated fair values of the Bank's financial instruments at December 31, 1996 are as follows:

                                                                       Carrying                  Fair
                                                                        Amount                   Value
       FINANCIAL ASSETS:
          Cash and due from banks                               $        6,108,977               6,108,977
          Federal funds sold                                             1,000,000               1,000,000
          Available -for-sale securities                               136,489,504             136,489,504
          Investment securities                                          1,000,000               1,000,000
          Loans                                                        112,680,579             113,309,000
          Accrued interest receivable                                    1,597,291               1,597,291
          Federal Home Loan Bank Stock                                   3,934,500               3,934,500

       FINANCIAL LIABILITIES:
          Deposit accounts                                              177,987,873            176,545,000
          FHLB advances                                                  48,000,000             48,000,000
          Other borrowed funds                                           23,018,060             23,018,060
          Accrued interest payable                                        1,991,166              1,991,166

(14)   Off-Balance Sheet Risk, Commitments and Contingent Liabilities

       In the normal course of business, the Bank is a party to off-balance sheet financial commitments originated in the course of its lending activities. Such commitments include commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Generally, commitments for extension of credit expire in one year or less. At December 31, 1996, all of the Bank's $806,000 of standby letters of credit had expiration dates of one year or less. All of the Bank's $1,384,000 of outstanding loan commitments had expiration dates of one year or less at December 31, 1996 while the Bank's $25,030,000 of pre-approved but unused lines of credit had expiration dates over one year. Since many of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contract amount of those instruments. The Bank uses the same credit and collateral policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                       20                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

       The Bank uses off-balance sheet financial contracts to assist in managing interest rate risk. Instruments used for this purpose include interest rate swaps, interest rate caps and interest rate floors. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal or notional amounts. Entering into interest rate swap agreements involves both the risk of dealing with counterparties and their ability to meet the terms of the contracts and also interest rate risk. Interest rate caps and floors are option contracts for which an initial premium is paid and for which no ongoing interest rate risk is present. The ability of counterparties to meet their obligation under the terms of these contracts is the primary risk involved with purchased interest rate caps and floors. The Bank manages the counterparty credit risk associated with these instruments through credit approvals, limits and monitoring procedures.

       For interest rate swaps, interest rate caps and interest rate floors, notional principal amounts often are used to express the volume of transactions, however, the amounts potentially subject to credit risk are much smaller. As of December 31, 1996, the aggregate notional amount of all outstanding financial instrument contracts used for interest rate management totaled approximately $256 million. At December 31, 1996, the carrying amount of financial instruments used for interest rate risk management was approximately $4,320,000 while the market value for these instruments was approximately $4,070,000.

       All these instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated financial statements. At December 31, 1996, off-balance sheet financial instruments and their related fair value methods and assumptions, and fair values are as follows:

       Commitments to extend credit and standby letters of credit - the large majority of the Bank's credit commitments are at variable rates and, therefore, are subject to minimal interest rate exposure.

       Interest rate swaps, floors and caps - carrying values for off-balance sheet investment products represent deferred amounts arising from these financial instruments. Where possible, the fair values are based upon quoted market prices. Where such prices do not exist, these values are based on dealer quotes and generally represent an estimate of the amount that the Bank would receive or pay to terminate the agreement at the reporting date, taking into account current interest rates and the current creditworthiness of the counterparties.

                                                                                                      Contract or
                                                                 Carrying          Estimated           Notional
       (IN THOUSANDS)                                             Amount          Fair Value            Amount

       Financial Instruments Associated With
         Lending Activities

           Commitments to extend credit                     $          -       $           -     $     1,384,000

           Standby letters of credit                                   -                   -             806,000

           Unused lines of credit                                      -                   -          25,030,000

                                       21                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                                                                                      Contract or
                                                                 Carrying          Estimated           Notional
       (IN THOUSANDS)                                             Amount          Fair Value            Amount

       Financial Instruments Used for Interest
         Rate Risk Management, the Designated
         Asset or Liability and Terms

           Interest rate swap agreements:
                Available-for-sale-securities
                  (Receive 3 month LIBOR,
                  pay fixed 6.25%, November 1995 -
                  November 2002)                                        212                108              10,000

                  (Receive 3 month LIBOR,
                  pay fixed 5.53%, February 1996 -
                  February 2001)                                         -                 282              10,000

                  (Receive 3 month LIBOR,
                  pay fixed 6.54%, March 1996 -
                  March 2003                                            449                (40)             20,000

                  (Receive 3 month LIBOR,
                  pay fixed 5.93%, January 1996 -
                  January 2006)                                         350                293               6,000
                                                                 ----------        -----------         -----------

                                                               $      1,011                643              46,000
                                                                 ==========        ===========         ===========

           Purchased interest rate caps:
                Available-for-sale-securities
                  (Strike price 7%, 3 month LIBOR
                  index, December 1995 - December
                  2002)                                        $        400                434              15,000

                  (Strike price 4%, 3 month LIBOR
                  index, October 1995 - October 2000)                   291                380               5,000

                  (Strike price 6%, 3 month LIBOR
                  index, March 1996 - March 2001)                       632                581              20,000

                  (Strike price 7%, 3 month LIBOR
                  index, March 1996 - March 2001)                       307                323              20,000

                  (Strike price 7%, 3 month LIBOR
                  index, April 1996 - April 2003)                       769                782              25,000
                                                                 ----------        -----------         -----------

                                                                      2,399              2,500              85,000
                                                                 ==========        ===========         ===========

                                       22                        (Continued)

                       BANK OF MECKLENBURG AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                                                                                      Contract or
                                                                 Carrying          Estimated           Notional
       (IN THOUSANDS)                                             Amount          Fair Value            Amount

           Purchased interest rate floors:
                Variable rate loans
                  (Strike price 6.5%, 1 month LIBOR
                  index, January 1996 - January 1997)                    -                  -               25,000

                  (Strike price 6.38%, 1 month LIBOR
                  index, January 1997 - January 1998)                    26                197              25,000

                Available-for-sale-securities
                  (Strike price 5%, 3 month LIBOR
                  index, March 1996 - March 2000)                       352                137              40,000

                  (Strike price 5%, 3 month LIBOR
                  index, April 1996 - April 2006)                       531                570              35,000
                                                                 ----------        -----------         -----------

                                                               $        909                904             125,000
                                                                 ==========        ===========         ===========

       The Bank grants primarily commercial, real estate, and consumer loans to customers in its primary market area, which is Mecklenburg County. The real estate loan portfolio can be affected by the condition of the local real estate market. The commercial and consumer loan portfolios can be affected by local economic conditions.

       The Bank is a defendant in various litigation arising in the normal course of business. In the opinion of management, resolution of these matters will not result in a material adverse effect on the Bank's financial position.

       Average daily Federal Reserve balance requirements for the year ended December 31, 1996, amounted to $2,032,000.